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                                                                    EXHIBIT 23.4



                 CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,
                         INDEPENDENT PETROLEUM ENGINEERS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-72314 dated November 28, 2001) and the related Joint Proxy Statement/Prospectus relating to the proposed merger of Toreador Resources Corporation and Madison Oil Company, to be filed with the Securities and Exchange Commission, and to the use of our reserve report dated February 19, 2001 for Toreador Resources Corporation included in or made a part of the Registration Statement and related Joint Proxy Statement/Prospectus.



                                           /s/ EDWARD TRAVIS
                                           -----------------------------------
                                           LaRoche Petroleum Consultants, Ltd.




November 28, 2001
Dallas, Texas